STOCK OPTION AGREEMENT UNDER THE
                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
                        1999 INCENTIVE COMPENSATION PLAN


            THIS  STOCK  OPTION  AGREEMENT  (the  "Agreement")  is  made  as  of
            ("Grant Date"),  between Cognizant Technology Solutions Corporation,
a Delaware  corporation  (the  "Company")  and                              (the
"Employee") pursuant to the terms and conditions of the Cognizant Technology Solutions 1999 Incentive Compensation Plan (the "Plan"). Capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.

            THE PARTIES AGREE AS FOLLOWS:

            1. AWARD OF OPTIONS. Pursuant to the Plan, the Company hereby awards
to Employee options (the "Options") to acquire                 shares of Company
common  stock (the  "Stock")  at the  exercise  price of $        per share (the
"Exercise Price"), subject to the terms and conditions set forth in this Agreement and the Plan. A copy of the Plan has been delivered to Employee. By signing below, Employee agrees to be bound by all the provisions of the Plan. The Option granted hereunder is a non-qualified stock option.

            2.  VESTING  SCHEDULE.  Subject to Sections 7 and 13 of the Plan and
Section 6 of this Agreement, the Options shall vest and become exercisable at the rate of 25%, 25%, 25% and 25% on each of the first four anniversaries of the Grant Date, respectively.

            3. EXPIRATION DATE. Unless terminated earlier in accordance with this Agreement or the provisions of the Plan, the Options subject to this Agreement shall expire ten years after the Grant Date (the "Expiration Date").

            4. MANNER OF EXERCISE AND PAYMENT. You may exercise the Options, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place before the Options expire, or such earlier date as is set out in Article 6, following your death, Disability, Retirement or your ceasing to be an employee. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising the Options.

            5. TRANSFERABILITY. The Options shall be exercisable and elections with respect to the Options may be made only by Employee or Employee's guardian or legal representative, provided that the Options shall be transferable in accordance with Section 17.2 of the Plan. Any person, trust, partnership or other entity to which the Options are transferred shall be subject to the same restrictions which apply to Employee under this Agreement and the Plan.

            6. TERMINATION OF EMPLOYMENT.

                  (a) Except to the extent provided in any employment agreement or severance agreement between Employee and the Company, the provisions of this Section 6 shall apply to the Options upon a termination of Employee's employment with the Company and all its subsidiaries ("Termination") for any reason.


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                  (b) In the event of a  Termination  of Employee by the Company for Cause, all unvested Options shall be canceled and Options which are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the Expiration Date and the date 90 days after the Termination date.

                  (c) In the event of Employee's Termination by reason of death or Disability, all Options shall become immediately vested and shall be exercisable in whole or in part at any time prior to the earlier of the Expiration Date and the date one year after the Termination date.

                  (d) In the event of Employee's Termination by reason of Retirement, all Options shall become immediately vested and shall be exercisable in whole or in part at any time prior to the earlier of the Expiration Date and the date three years after the Termination date.

                  (e) In the event of Employee's Termination for any reason other than as provided in Section 6(b), 6(c), or 6(d), Options which are unvested shall be canceled and Options which are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the Expiration Date and the date 12 months after the Termination date.

      For purposes of this Agreement, Retirement shall mean Employee's Termination (i) after reaching the 55 years of age, or (ii) termination by the company without Cause after reaching 50 years of age and 5 years of service with the Company.

            7. WITHHOLDING TAX. Employee may be subject to withholding taxes as a result of the exercise or settlement of any Options or other payment in respect of any Options.

            8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.



            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    COGNIZANT TECHNOLOGY
                                    SOLUTIONS CORPORATION


                                    By: ____________________________


            Employee hereby accepts and agrees to be bound by all the terms and conditions of this Agreement and the Plan.


                                    -------------------------------


Enclosures:  Plan